Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-257806) and Amendment No. 1 to Form F-3 (File No. 333-268657) of our report dated October 27, 2023, except for Note 28, as to which the date is May 24, 2024, relating to the consolidated financial statements of Recon Technology, Ltd and its subsidiaries as of June 30, 2023 and for the year ended June 30, 2023.

/s/ Enrome LLP

Singapore

May 24, 2024